EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of World Energy Solutions, Inc. on Forms S-8 (File Nos. 333-181808, 333-151641 and 333-140014) and Forms S-3 (File Nos. 333-165822, 333-164473 and 333-147301) of our report dated December 17, 2012 with respect to our audits of the consolidated financial statements of Northeast Energy Partners, LLC as of December 31, 2011 and 2010 and for years then ended, which report appears in this Form 8-K/A of World Energy Solutions, Inc.

/s/ Marcum LLP

Boston, Massachusetts

December 17, 2012